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                                                                    EXHIBIT 4.2

                  VORNADO REALTY TRUST 2002 OMNIBUS SHARE PLAN

      1. PURPOSE. The purpose of the 2002 Omnibus Share Plan of Vornado Realty Trust (the "Plan") is to promote the financial interests of Vornado Realty Trust (the "Trust"), including its growth and performance, by encouraging employees of the Trust and its subsidiaries, including officers (together, the "Employees"), its non-employee trustees of the Trust and non-employee directors of its subsidiaries (together, the "Non-Employee Trustees"), and certain non-employee advisors and consultants that provide bona fide services to the Trust or its subsidiaries (together, the "Consultants") to acquire an ownership position in the Trust, enhancing the ability of the Trust and its subsidiaries to attract and retain Employees, Non-Employee Trustees and Consultants of outstanding ability, and providing Employees, Non-Employee Trustees and Consultants with a way to acquire or increase their proprietary interest in the Trust's success.

      2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in
Section 14, the number of common shares, par value $.04, of beneficial interest in the Trust (the "Shares") which shall be available for the grant of awards under the Plan shall not exceed 10,000,000. No Participant (as defined in Section 3) shall be granted stock options and stock appreciation rights with respect to more than an aggregate number of 10,000,000 Shares, subject to adjustment as provided in Article 14. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares, as the Trust may from time to time determine.

         Shares subject to an award that expires unexercised, that is forfeited, terminated or cancelled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the Plan.

      3. ADMINISTRATION. With respect to Employees and Consultants, the Plan shall be administered by the Compensation Committee (the "Committee") of the Trustees of the Trust. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee. With respect to Non-Employee Trustees, the Plan shall be administered by the Board of Trustees.

         Subject to the provisions of the Plan, the Committee shall select the Employees and Consultants who will be participants in the Plan and the Board of Trustees shall select the Non-Employee Trustees who will be participants in the Plan (together, the "Participants"). Each of the Committee and the Board of Trustees, respectively, shall (i) determine the type of awards to be made to Participants, determine the Shares or share units subject to awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. Each of the Committee and the Board of Trustees, respectively, may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee and the Board of Trustees in their respective administration of the Plan, as described herein, shall be final and conclusive. If the there is an inconsistency between the determinations of the Committee and of the Board of Trustees, the determinations by the Board of Trustees shall be final and conclusive.

      4. ELIGIBILITY. All Employees who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Trust, as determined by the Committee, and Consultants, as determined by the Committee, are eligible to be Participants in the Plan. Non-Employee Trustees are also eligible Participants under the Plan, as determined by the Board of Trustees.

      5. AWARDS. Awards under the Plan may consist of the following: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options), stock appreciation rights, performance shares, or grants of restricted stock. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

      6. STOCK OPTIONS. The Committee or the Board of Trustees, in each case, shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the fair market value of the Shares on the date of grant. Stock options shall be exercisable for such period as specified by the Committee or Board of Trustees, in each case, but in no event may options be exercisable more than ten years after their date of grant. The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of Shares owned by the Participant valued at fair market value as of the date of exercise, in such other consideration as the Committee or the Board of Trustees, in each case, deems appropriate, or by a combination of cash, Shares and such other consideration.


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         If determined by the Committee or the Board of Trustees, in each case, at or subsequent to the date of grant of a stock option, in the event a Participant pays the exercise price of such stock option (in whole or in part) by tendering Shares owned by the Participant, such Participant shall automatically be granted a reload stock option for the number of Shares used to pay the exercise price. The reload stock option shall have terms and conditions determined by the Committee or Board of Trustees, in each case, consistent with this Section. If a reload stock option is granted as set forth above, one or more successive reload stock options shall automatically be granted, unless otherwise determined by the Committee or the Board of Trustees, in each case, to a Participant who pays all or part of the exercise price of any such reload stock option by tendering Shares owned by the Participant. Such reload stock option grants shall not be treated as Shares under the Plan in determining the aggregate number of Shares available for the grant of awards pursuant to the first sentence of Section 2.

      7. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. No stock appreciation right shall be exercisable earlier than six months after grant, except in the event of the Participant's death or disability. A stock appreciation right shall entitle the Participant to receive from the Trust an amount equal to the increase of the fair market value of the Share on the exercise of the stock appreciation right over the grant price. The Committee or the Board of Trustees, in each case, in its sole discretion, shall determine whether the stock appreciation right shall be settled in cash, Shares or a combination of cash and Shares.

      8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of performance shares, such certificate shall be registered in the name of the Participant but shall held by the Trust until the time the Shares subject to the grant of performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee or the Board of Trustees, respectively. The Committee or the Board of Trustees, in each case, in its sole discretion, shall determine whether performance shares granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

      9. RESTRICTED STOCK. Restricted stock may be granted in the form of actual Shares or share units having a value equal to an identical number of Shares. In the event that a certificate is issued in respect of Shares subject to a grant of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Trust until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee or the Board of Trustees, in each case, at time of grant. The Committee or the Board of Trustees, in each case, in its sole discretion, shall determine whether restricted stock granted in the form of share units shall be paid in cash, Shares, or a combination of cash and Shares.

      10. AWARD AGREEMENTS. Each award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee or the Board of Trustees, respectively, which shall apply to such award, in addition to the terms and conditions specified in the Plan.

      11. WITHHOLDING. The Trust shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under the Plan, any taxes required by law to be withheld therefrom. The Committee, in its sole discretion, may permit a Participant who is an employee of the Trust or its subsidiaries to elect to satisfy such withholding obligation by having the Trust retain the number of Shares whose fair market value equals the amount required to be withheld. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

      12. NONTRANSFERABILITY. Except as may otherwise be determined by the Committee or the Board of Trustees with respect to the transferability of stock options by the Participant to such Participant's immediate family members (or trusts, partnerships, or limited liability companies established for such immediate family members), no award under the Plan shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. For this purpose, immediate family member means, except as otherwise defined by the Committee or the Board of Trustees, the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and persons related by reason of legal adoption. Such transferees may transfer a stock option only by will or the laws of descent or distribution. A stock option transferred pursuant to this Section 12 shall remain subject to the provisions of the Plan, and shall be subject to such other rules as the Committee or the Board of Trustees shall determine. Upon transfer of a stock option, any related stock appreciation right shall be canceled. Except in the case of a holder's incapacity, an award shall be exercisable only by the holder thereof.

      13. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an award, and the grant of an award shall not be construed as giving a Participant any right to continue his or her service to the Trust or its subsidiaries as an Employee, Non-Employee Trustee or Consultant. Further, the Trust and its subsidiaries expressly reserve the right at any time


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to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

      14. ADJUSTMENT OF AND CHANGES IN SHARES. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee or the Board of Trustees, respectively, may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding awards.

      15. AMENDMENT. The Trustees may amend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary under the Internal Revenue Code or the rules of the New York Stock Exchange.

      16. EFFECTIVE DATE. The Plan shall be effective as of the date of the approval by the shareholders of the Trust. Subject to earlier termination pursuant to Section 15, the Plan shall have a term of ten years from its effective date.